                                                                      EXHIBIT 10



                                                               February 22, 2000
Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan 48152




          Re: PURCHASE AGREEMENT

Ladies and Gentlemen:

SECTION 1. Definitions.

          Capitalized terms used herein and not otherwise defined have the meanings specified in Appendix A.

SECTION 2. Purchase and Sale.

          (a) Settlement Dates. The Company may, at any time following the Effective Date on at least five Business Days' prior telephonic notice, confirmed in writing, to the Seller (a "Settlement Notice"), declare any Exchange Trading Day up to and including the Maturity Date to be a "Settlement Date". The Settlement Notice shall specify:

              (i) the Settlement Date;

              (ii) the number of shares (the "Settlement Shares") with respect to which settlement of this Letter Agreement is to be effected as of such Settlement Date; and

              (iii) the Settlement Method for such Settlement Date, which may, subject to Sections 2(f) and 3(h) be Physical Settlement or Stock Settlement.

The Company may withdraw any Settlement Notice upon telephonic notice, confirmed in writing, to the Seller at least one Exchange Trading Day prior to the proposed Settlement Date. If a Settlement Notice does not specify a Settlement Method, the Settlement Method shall be deemed to be Physical Settlement. If, on the Maturity Date, the number of Underlying Shares is greater than zero, then the Maturity Date shall be a Settlement Date with respect to a number of Settlement Shares equal to such number of Underlying Shares and the Settlement Method shall be Physical Settlement. If any Exchange Trading Day that would, but for this sentence, be a Settlement Date occurs during an Unwind Period, the Calculation Agent may, in its discretion, postpone such Settlement Date until the Exchange Trading Day immediately following the last Exchange Trading Day of such Unwind Period. Without limiting the rights of the Company hereunder, the Company does not currently intend to elect Stock Settlement with respect to any Settlement Date.

          (b) Physical Settlement. If Physical Settlement is elected as the Settlement Method for any Settlement Date, then, on the Exchange Trading Day immediately following the Settlement Date, (i) the Company shall pay to the Seller an amount in cash equal to the Settlement Amount and (ii) upon receipt of such amount in immediately available funds, the Seller shall deliver to the Company a number of shares of Common Stock equal to the number of Settlement Shares for such Settlement Date.

          (c) Stock Settlement. If Stock Settlement is elected as the Settlement Method for any Settlement Date, then on each Exchange Trading Day during the related Unwind Period:

              (i) If the Realized Amount is greater than or equal to the Settlement Amount for the related Settlement Date, then such Exchange Trading Day shall be the last Exchange Trading Day of such Unwind Period and the Seller shall deliver to the Company a number of shares of Common Stock (and cash in lieu of fractional shares valued at the Daily Average Price on such Exchange Trading Day) equal to

                                             SA - RA
                          (SS + CS) - (NUS + -------)
                                               DAP

              where

                SS      =  the number of Settlement Shares for the related
                           Settlement Date

                CS      =  the number of shares of Common Stock previously
                           delivered to the Seller in respect of such Settlement Date pursuant to Section 2(c)(ii)

                NUS     =  the Number of Unwound Shares on the Exchange Trading
                           Day immediately prior to such Exchange Trading Day

                SA      =  the Settlement Amount for such Settlement Date

                RA      =  the Realized Amount on the Exchange Trading Day
                           immediately prior to such Exchange Trading Day

                DAP     =  the Daily Average Price on such Exchange Trading Day.


              (ii) If such Exchange Trading Day is not the last Exchange Trading Day of such Unwind Period and the Number of Remaining Unwind Days is less than or equal to five, then the Company shall elect either (A) to issue and deliver to the Seller a number of shares of Common Stock (rounded up to the next larger whole number) equal to the quotient of
          (x) 120% of the Shortfall Amount divided by (y) the Daily Average Price on such Exchange Trading Day, where the "SHORTFALL AMOUNT" equals

              MAX [ O, SA - (RA + (NRUD x DAP x DUN))]


              where

                SA   =   the Settlement Amount for such Settlement Date

                RA   =   the Realized Amount on such Exchange Trading Day

                NRUD = the Number of Remaining Unwind Days on such Exchange Trading Day

                DAP  =   the Daily Average Price on such Exchange Trading Day

                DUN  =   the Daily Unwind Number on such Exchange
                         Trading Day,

in which event such Unwind Period shall continue until the condition set forth in Section 2(c)(i) or the condition set forth in this Section 2(c)(ii) is true, or (B) (1) that the Unwind Period shall continue until the first Exchange Trading Day on which the Number of Unwound Shares equals or exceeds the number of Settlement Shares for such Settlement Date and (2) to pay, on the Business Day immediately following the last Exchange Trading Day of such Unwind Period, to the Seller an amount in cash equal to the Cash Delivery Amount; provided that if the Cash Delivery Amount is a negative number, the Seller shall, on the Business Day immediately following the last Exchange Trading Day of such Unwind Period, pay to the Company an amount of cash equal to the absolute value of the Cash Delivery Amount.

          (d) Accretion Fee. If any Settlement Date occurs with respect to which the Settlement Method is Stock Settlement, the Company shall pay to the Seller on the Business Day immediately following the last Exchange Trading Day of the related Unwind Period an accretion fee (the "ACCRETION FEE") in cash in an amount equal to
                       LIBOR + SPREAD
                     ((--------------) x (SA - RAi))

          where

             n      = the number of calendar days in the Unwind Period

             LIBOR  = 3-Month LIBOR (determined as of the first day of the
                      Compounding Period that includes such Settlement Date)

             Spread = the Spread

             SA     = the Settlement Amount for such Settlement Date


             RAi the Realized Amount on the i th calendar day of such Unwind Period (or, if such day is not an Exchange Trading Day, on the Exchange Trading Day immediately prior to such day).

          (e) Mandatory Early Settlement. If at any time prior to the Maturity Date any of the following shall occur:

              (i) the Daily Average Price on any Exchange Trading Day is less than $12.00;

              (ii) there shall exist any default or there shall happen any event that would, with the passing of time or the giving of notice, become a default under the financial covenants or payment covenants of the Credit Agreement, regardless of whether any such defaults have been or are waived by any party to the Credit Agreement;

              (iii) any Event of Default (as defined in the Credit Agreement) occurs and is continuing under the Credit Agreement;

              (iv) any representation or warranty of the Company made or repeated or deemed to be made or repeated under this Letter Agreement or any certificate delivered by the Company hereunder would be incorrect or misleading in any material respect if made or repeated as of such time;

              (v) the Company fails to fulfill or discharge when due any of its obligations, covenants or agreements under or relating to this Letter Agreement and such failure continues unremedied for one Business Day;

              (vi) a Minimum Amortization Date shall occur and the number of Underlying Shares on that Minimum Amortization Date shall be greater than the Minimum Amortization Level for that Minimum Amortization Date; or

              (vii) the Closing Price of the Common Stock on any Exchange Trading Day is less than or equal to the Draw-Down Reference Price;

then the Seller shall have the right, upon written notice to the Company, to declare any Exchange Trading Day to be a Settlement Date with respect to a number of Settlement Shares less than or equal to (A) in the case of clause 2(e)(vi) above, the excess of (1) the Underlying Shares on that Minimum Amortization Date over (2) the Minimum Amortization Level for that Minimum Amortization Date, (B) in the case of clause 2(e)(vii) above, the Draw-Down Number with respect to such Settlement Date, or (C) otherwise, the number of Underlying Shares on such Exchange Trading Day. The settlement effected on such Settlement Date shall be effected pursuant to this Section 2; provided that the Settlement Method shall be elected by the Seller; provided further that, in the case of any settlement pursuant to clause 2(e)(vii) above the settlement shall be effected pursuant to
Section 2(m).

          (f) Conditions Precedent to the Election of Certain Settlement Methods and Deliveries of Common Stock. Notwithstanding any other provision of this Letter Agreement, the Company shall not be permitted to elect Stock Settlement with respect to any Settlement Date or to deliver shares of Common Stock unless the following conditions have been satisfied with respect to both (1) all shares of Common Stock delivered to the Seller pursuant to this Section 2 and (2) all shares of Common Stock acquired by the Seller in open market transactions in connection with the Seller's hedging activities in relation to this Letter Agreement (the "HEDGE SHARES"):

              (i) a registration statement covering public resale by the Seller (or any other affiliate of the Seller designated by the Seller) of such shares (a "REGISTRATION STATEMENT") shall have been filed with, and declared effective by, the Commission under the Securities Act on or prior to the date of delivery, and no stop order shall be in effect with respect to such Registration Statement; a printed prospectus relating to all such shares (including any prospectus supplement thereto, a "PROSPECTUS") shall have been delivered to the Seller, in such quantities as the Seller shall reasonably have requested, on or prior to the date of delivery;

              (ii) the form and content of such Registration Statement and such Prospectus (including, without limitation, any sections describing the plan of distribution) shall be satisfactory to the Seller;

              (iii) BAS and the Seller shall have been afforded a reasonable opportunity to conduct a due diligence investigation with respect to the Company customary in scope for underwritten offerings of equity securities and the results of such investigation shall be satisfactory to BAS and the Seller, in their discretion;


              (iv) an agreement (a "TRANSFER AGREEMENT") shall have been entered into between the Company and the Seller in connection with the public resale of such shares by the Seller substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance satisfactory to the Seller, which Transfer Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, the Seller and its affiliates, and shall provide for the payment by the Company of all expenses in connection with such resale, including all registration costs and all fees and expenses of counsel for the Seller; and

              (v) the representations and warranties of the Company set forth in this Letter Agreement and the relevant Transfer Agreement shall be true and correct and the Company shall have performed its obligations set forth in this Letter Agreement.

          (g) Registration Failure. If, on any Exchange Trading Day during an Unwind Period relating to a Settlement Date for which Stock Settlement is elected as the Settlement Method, any of the conditions set forth in Section 2(f) is not satisfied (any such date, the "REGISTRATION FAILURE DATE"), then the Company shall (i) pay to the Seller the Registration Failure Amount in cash, upon receipt of which the Seller shall deliver to the Company the Remaining Shares and (ii) pay the Accretion Fee as provided in Section 2(d), which payments shall be in satisfaction of the Company's obligations under this
Section 2 in respect of the related Settlement Date. If a Registration Failure Date occurs during an Unwind Period, then such Unwind Period shall end on the Registration Failure Date.

          (h) Delay of Settlement Date by the Seller. If in connection with any proposed Settlement Date, in the Seller's reasonable judgment, the delivery of shares of Common Stock to or by the Seller or the sale of shares of Common Stock by the Seller or any of its affiliates in connection with the settlement of this Letter Agreement on such Settlement Date would potentially violate or contravene any legal or regulatory prohibition or requirement applicable to the Seller or its affiliates or cause the Seller or its affiliates to contravene any established corporate policy or compliance policy of the Seller or its affiliates, then the Seller may, by telephonic notice to the Company, confirmed in writing, at least three Business Days prior to the proposed Settlement Date, delay such Settlement Date until a date on which the Seller notifies the Company that the Seller and its affiliates are able to effect the proposed settlement.

          (i) Unwind Blackout Periods. Prior to the opening of trading on the Relevant Exchange on any Exchange Trading Day during any Unwind Period, the Company may, by telephonic notice, confirmed in writing, to the Seller, direct the Seller not to sell Common Stock in connection with the transactions contemplated hereby for a period of consecutive Exchange Trading Days (an "UNWIND BLACKOUT PERIOD") not to exceed 20 consecutive Exchange Trading Days. Such notice shall not specify, and the Company shall not otherwise communicate to the Seller, the reason for the Company's declaration of an Unwind Blackout Period. Such Unwind Period shall be suspended during the Unwind Blackout Period. The Company may declare only one Unwind Blackout Period during any Unwind Period. Any Exchange Trading Day occurring during an Unwind Blackout Period shall not be considered one of the Exchange Trading Days in the relevant Unwind Period.

          (j) Adjustment of Terms. In the event of any corporate event involving the Company or the Common Stock that has an effect on the nature or the theoretical value of the Common Stock (including, without limitation, a stock split, stock dividend, bankruptcy, insolvency, reorganization, merger, tender or exchange offer, rights offering, recapitalization or spin-off), the terms of the transaction (including, without limitation, the Initial Price, the Forward Price, the number of Underlying Shares and the number of Exchange Trading Days in any Unwind Period) described herein shall be subject to adjustment by the Calculation Agent as in the exercise of its good faith judgment it deems appropriate under the circumstances to preserve the economic terms of the transaction described herein.

          (k) Dividend Refund Amount. On the Business Day immediately following each payment of the related dividend or dividends in connection with any Settlement Date, the Seller shall pay to the Company the Dividend Refund Amount, if any, for such Settlement Date.

          (l) Security Entitlements. Any references in this Letter Agreement to shares of Common Stock or other securities to be delivered or transferred hereunder shall be deemed to include security entitlements in respect thereof.

          (m) Draw-Down Settlement. If the Seller declares any Exchange Trading Day to be a Settlement Date pursuant to clause 2(e)(vii), then on the third Business Day immediately following such Settlement Date, the Company shall pay to Seller an amount of cash (in immediately available funds) equal to the Draw-Down Amount with respect to such Settlement Date.

SECTION 3. Representations, Warranties and Agreements.

          (a) Basic Representations. Each party hereto represents and warrants to and agrees with the other party as follows:

              (i) Such party is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation.

              (ii) Such party has all corporate power and authority to enter into this Letter Agreement and to consummate the transactions contemplated hereby.

              (iii) This Letter Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, such party, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

              (iv) The execution and delivery by such party of, and the compliance by such party with all of the provisions of, this Letter Agreement and the consummation of the transactions herein contemplated are within such party's corporate powers and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which such party or any of its subsidiaries is a party or by which such party or any of its subsidiaries is bound or to which any of the property or assets of such party or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws or other constitutive documents of such party or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such party or any of its subsidiaries or any of their respective properties.

              (v) No consent, approval, authorization, order, registration, qualification or filing of or with any court or governmental agency or body having jurisdiction over such party or any of its subsidiaries or any of their respective properties is required for the execution and delivery by such party of, and the compliance by such party with all the terms of, this Letter Agreement or the consummation by such party of the transactions contemplated hereby.

              (vi) Such party is an "eligible swap participant" as defined in Commodity Futures Trading Commission Rule 35.1(b)(2) (17 CFR 35.1(b)(2)) and it has entered into this Letter Agreement in connection with its business or a line of business (including financial intermediation). The parties acknowledge and agree that this Letter Agreement is intended to constitute a "swap agreement" within the meaning of the Policy Statement Concerning Swap Transactions, 54 Fed. Reg. 30694 (July 21, 1989). This Letter Agreement is not one of a fungible class of agreements that are standardized as to their material economic and credit terms, within the meaning of CFTC Regulation Section 35.2(b); and the creditworthiness of the other party was or will be a material consideration in entering into or determining the terms of this Letter Agreement, including pricing, cost or credit enhancement terms of this Letter Agreement, within the meaning of CFTC Regulation Section 35.2(c).

              (vii) The parties acknowledge and agree that the Seller is a "financial institution" within the meaning of Section 101(22) of the Bankruptcy Code, that this Letter Agreement is a "securities contract" within the meaning of Section 741(7) of the Bankruptcy Code entitled to the protection of Section 555 of the Bankruptcy Code and a "swap agreement" within the meaning of Section 101(53B) of the Bankruptcy Code entitled to the protection of Section 560 of the Bankruptcy Code and that each delivery of Common Stock or Settlement Amounts under this Letter Agreement is a "settlement payment" within the meaning of
          Section 741(8) of the Bankruptcy Code.

              (b) Relationship Between the Parties. The Company acknowledges and agrees that it is not relying, and has not relied, upon the Seller or any affiliate of the Seller with respect to the legal, accounting, tax or other implications of this Letter Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof. The Company further acknowledges and agrees that neither the Seller nor any affiliate of the Seller has acted as its advisor in any capacity in connection with this Letter Agreement or the transactions contemplated hereby. The Company is entering into this Letter Agreement with a full understanding of all of the terms and risks hereof (economic and otherwise), has adequate expertise in financial matters to evaluate those terms and risks and is capable of assuming (financially and otherwise) those risks.

              (c) Limitation on Stock Repurchases. The Company shall not repurchase any shares of Common Stock if, as a result of such purchase, the number of Underlying Shares would be equal to or greater than 4.7% of the number of outstanding shares of Common Stock.

              (d) Solvency. The Company is, as of the date of this Letter Agreement, and shall be, as of the date of any payment or delivery by the Company hereunder, solvent and able to pay its debts as they come due, with assets having a fair value greater than the amount of the Company's liabilities and with capital sufficient to carry on the businesses in which it engages.

              (e) Payments and Share Deliveries. All payments hereunder will be made by wire transfer of immediately available funds to the following accounts:

              For payments to the Company: Comerica Bank
                                           Detroit MI

                                           ABA# 0720000960
                                           Credit to: Valassis Communications,
                                           Inc.
                                           Acct# 1076122348

              For delivery of shares of
              Common Stock to the Company: shares should be delivered to
                                           American Stock Transfer & Trust
                                           Company through the DWAC system

              For payments to the Seller:  NationsBank NA
                                           Charlotte, NC
                                           Equity Derivatives - Bank
                                           DDA# 000659795652
                                           ABA# 053000196

              For delivery of shares of
              Common Stock to the Seller:  To be provided upon request.

              (f) Set-off. In addition to any rights of set-off a party hereto may have as a matter of law or otherwise, upon the occurrence of any default with respect to a party ("X") hereto, the other party ("Y") shall have the right (but shall not be obliged) without prior notice to X or any other person to set off any obligation of X or any affiliate of X owing to of Y or any affiliate of Y (whether or not arising under this Letter Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation) against any obligations of Y or any affiliate of Y owing to X or any affiliate of X (whether or not arising under this Letter Agreement, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office of the obligation). For the purpose of cross-currency set-off, Y may convert any obligation to another currency at a market rate determined by Y. Nothing in this Section 3(f) will have the effect of creating a charge or other security interest. This Section 3(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

              (g) Consent to Recording. Each party hereto (i) consents to the recording of telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Letter Agreement and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its affiliates.

              (h) Material Nonpublic Information. The Company is not, on the date hereof, and has not been, on any date from and including February 15, 2000 to but excluding the date hereof, in possession of any material nonpublic information regarding the Company. Notwithstanding any other provision of this Letter Agreement, the Company shall not elect Stock Settlement with respect to any Settlement Date if the Company is, on such Settlement Date, in possession of any material nonpublic information regarding the Company.

              (i) Regulation M. The Company is not, on the date hereof, and has not been, on any date from and including February 15, 2000 to but excluding the date hereof, engaged in a distribution, as such term is used in Regulation M under the Securities Act, of any securities of the Company. The Company shall not, until the fifth Exchange Trading Day immediately following the Effective Date, engage in any such distribution.

              (j) Shares Duly Authorized. If shares of Common Stock are delivered to the Seller pursuant hereto, such shares, when delivered, shall have been duly authorized and shall be duly and validly issued, fully paid and nonassessable and free of preemptive or similar rights, and such delivery shall pass title thereto free and clear of any liens or encumbrances.

              (k) No Distribution. The Company is not entering into this Letter Agreement to facilitate a distribution of the Common Stock (or any security convertible into or exchangeable for Common Stock) or in connection with a future issuance of securities.

              (l) No Manipulation. The Company is not entering into this Letter Agreement to create actual or apparent trading activity in the Common Stock (or any security convertible into or exchangeable for Common Stock) or to raise or depress or otherwise manipulate the price of the Common Stock (or any security convertible into or exchangeable for Common Stock).

SECTION 4. Indemnification and Contribution.

              In the event that the Seller or any of its affiliates becomes involved in any capacity in any action, proceeding or investigation brought by or against any person in connection with any matter referred to in this Letter Agreement, the Company shall reimburse the Seller or such affiliate for its reasonable legal and other out-of-pocket expenses (including the cost of any investigation and preparation) incurred in connection therewith within 30 days of receipt of notice of such expenses, and shall indemnify and hold the Seller or such affiliate harmless on an after-tax basis against any losses, claims, damages or liabilities to which the Seller or such affiliate may become subject in connection with any such action, proceeding or investigation. If for any reason the foregoing indemnification is unavailable to the Seller or such affiliate or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Seller or such affiliate as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Seller or such affiliate on the other hand in the matters contemplated by this Letter Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Seller or such affiliate on the other hand in the matters contemplated by this Letter Agreement but also the relative fault of the Company and the Seller or such affiliate with respect to such losses, claims, damages or liabilities and any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Seller, the Calculation Agent or such affiliate, on the other hand, shall be in the same proportion as the product of the Starting Initial Price and the number of Underlying Shares on the date hereof bears to the market value of this Letter Agreement to the Seller on the date hereof (as determined by the Calculation Agent). The reimbursement, indemnity and contribution obligations of the Company under this Section 4 shall be in addition to any liability that the Company may otherwise have, shall extend upon the same terms and conditions to the partners, directors, officers, agents, employees and controlling persons (if any), as the case may be, of the Seller and its affiliates and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Seller, any such affiliate and any such person. The Company also agrees that neither the Seller nor any of such affiliates, partners, directors, officers, agents, employees or controlling persons shall have any liability to the Company for or in connection with any matter referred to in this Letter Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or bad faith of the Seller or a breach by the Seller of any of its covenants or obligations hereunder. The foregoing provisions shall survive any termination or completion of this Letter Agreement.

SECTION 5. Governing Law.

          THIS LETTER AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.

SECTION 6. Assignment and Transfer.

          The rights and duties under this Letter Agreement may not be assigned or transferred by either party hereto without the prior written consent of the other party hereto; provided that the Seller may assign any of its rights or duties hereunder to any of its affiliates without the prior written consent of the Company.

SECTION 7. Confidentiality.

          Except as required by law or judicial or administrative process, or as requested by a regulatory authority or self-regulatory organization, each party hereto agrees to keep this Letter Agreement and the transactions contemplated hereby confidential. In the event disclosure is permitted pursuant to the immediately preceding sentence, the disclosing party shall (i) provide prior notice of such disclosure to the other party, (ii) use its best efforts to minimize the extent of such disclosure and (iii) comply with all reasonable requests of the other party to minimize the extent of such disclosure. This
Section 7 shall not prevent either party from disclosing information as necessary to third-party advisors in connection with the transactions contemplated hereby; provided that such advisors shall be bound by this Section 7 as if a party hereto.

SECTION 8. Calculations.

          The Calculation Agent shall make all calculations in respect of this Letter Agreement, which calculations shall be made in a commercially reasonable manner and shall be binding on the parties absent manifest error.

SECTION 9. Notices.

          Unless otherwise specified, notices under this contract may be made by telephone, to be confirmed in writing to the address below. Changes to the information below must be made in writing.

          (a) If to the Company:

                 Valassis Communications, Inc.
                 19975 Victor Parkway
                 Livonia, Michigan 48152
                 Attn: Pat Randall
                 Telephone: (734) 591-4949
                 Facsimile: (734) 462-2513

          (b) If to the Seller:

                 Bank of America, N.A.
                 c/o Banc of America Securities LLC
                 9 W. 57th Street
                 New York, NY 10019
                 Attn: Christopher J. Innes
                 Telephone: (212) 583-8173
                 Facsimile: (212) 583-8457

          Please confirm your agreement to the foregoing by signing and returning to us the enclosed duplicate of this Letter Agreement.

                                             Very truly yours,

                                             BANK OF AMERICA, N.A.


                                             By:
                                                -----------------------------
                                                  Name:
                                                  Title:

Acknowledged and agreed to as of
the date first above written,

VALASSIS COMMUNICATIONS, INC.


By:
   -----------------------------
     Name:
     Title:

                                                                     APPENDIX A

                                  DEFINITIONS

          As used in this Letter Agreement, the following terms shall have the following meanings:

          "3-MONTH LIBOR" means USD-LIBOR-BBA for a Designated Maturity of three months, as such terms are defined in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., provided, however, that 3-month LIBOR as of the Effective Date shall be 6.11%.

          "ACCRETION FEE" has the meaning specified in Section 2(d).

          "BANKRUPTCY CODE" means Title 11 of the United States Code.

          "BAS" means Banc of America Securities LLC.

          "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

          "CALCULATION AGENT" means BAS.

          "CASH DELIVERY AMOUNT" means, with respect to any Settlement Date,


                        SA - (RA + (DAP x (SS - NUS))

          where

            SA     = the Settlement Amount with respect to such Settlement Date

            RA     = the Realized Amount on the Exchange Trading Day
                     immediately prior to the last Exchange Trading Day of the relevant Unwind Period

            DAP    = the Daily Average Price on the last Exchange Trading Day of the relevant Unwind Period

            SS     = the number of Settlement Shares for such Settlement Date

            NUS    = the Number of Unwound Shares on the Exchange Trading Day
                     immediately prior to the last Exchange Trading Day of the relevant Unwind Period.

          "CLOSING PRICE" of any security means, on any Exchange Trading Day, the closing sale price (or, if no closing sale price is reported, the last sale price) of such security for the regular trading session on the Relevant Exchange for such security on such Exchange Trading Day or, if no closing sale price or last sale price is reported, the closing market price of such security for the regular trading session on the Relevant Exchange for such security on such Exchange Trading Day as determined by the Calculation Agent in a commercially reasonable manner.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

          "COMPANY" means Valassis Communications, Inc., a Delaware corporation.

          "COMPOUNDING PERIOD" means, with respect to the first Compounding Period, the period beginning on the Effective Date and ending on the day immediately prior to the first Reset Date and, with respect to each following Compounding Period, the period beginning on a Reset Date and ending on the day immediately prior to the next following Reset Date or, if there is no following Reset Date, the Maturity Date.

          "CREDIT AGREEMENT" means the Credit Agreement by and among Comerica Bank, Harris Trust and Savings Bank, Keybank National Association, Michigan National Bank, Bank One, Michigan (f/k/a NBD Bank) (the "Revolving Credit Banks") and Comerica Bank, in its capacity as lender of the Swing Line Credit and together with the Revolving Credit Banks (collectively referred to as the "Banks"), Comerica Bank as agent for the Banks, and Valassis Communications, Inc. dated as of November 16, 1998 as amended as of November 25, 1998 and August 19, 1999 and as amended from time to time or, if at any time such agreement is no longer the principal bank credit agreement of the Company, the principal bank credit agreement of the Company then in effect.

          "DAILY AVERAGE PRICE" means, on any Exchange Trading Day, an amount equal to 98% of the volume weighted average sale price per share for sales on the Exchange Trading Day by the Seller of Hedge Shares or shares of Common Stock delivered to the Seller pursuant to Section 2.

          "DAILY MAXIMUM NUMBER" means, on any Exchange Trading Day, 25% of the average daily trading volume in the Common Stock for the 20 Exchange Trading Days immediately prior to such Exchange Trading Day.

          "DAILY UNWIND NUMBER" means, initially, 100,000, which amount may be changed on any day by the Calculation Agent; provided that in no event (except as provided in the further proviso to this sentence) shall the Daily Unwind Number on any day be less than 75,000 or greater than the Daily Maximum Number; and provided further that, notwithstanding the foregoing, in the event a Settlement Date occurs as a result of Section 2(e), the Daily Unwind Number may be increased at the option of the Seller.

          "DIVIDEND AMOUNT" means, for any day (the "Calculation Day"), an amount equal to the sum of the per share amounts of all cash dividends paid on the Common Stock during the period beginning on the first day of the Compounding Period that includes the Calculation Day (unless the Calculation Day is the first day of such Compounding Period, in which case such period shall begin on the first day of the immediately prior Compounding Period) and ending on the day immediately prior to the Calculation Day.

          "DIVIDEND REFUND AMOUNT" means, with respect to any Settlement Date, the product of (i) the per share amount of any cash dividend on the Common Stock for which the record date for determining shareholders entitled to receive such dividend is prior to such Settlement Date but the payment date for such dividend is on or after such Settlement Date times (ii) the number of Settlement Shares for such Settlement Date.

          "DRAW-DOWN AMOUNT" means, with respect to any Settlement Date,

                                 (DDRP-CP) x US


where

           DDRP   =  with respect to any Settlement Date, (i) if such
                     Settlement Date is a Reset Date or the Maturity Date, the
                     Draw-Down Reference Price immediately prior to the Seller's declaration of such Settlement Date pursuant to clause
                     2(e)(vii), or (ii) if such Settlement Date is any other day, the Draw-Down Reference Price immediately prior to the Seller's declaration of such Settlement Date pursuant to clause 2(e)(vii) adjusted for any LIBOR breakage adjustments (determined by the Calculation Agent in accordance with normal industry standards) for the period from such Settlement Date to the next following Reset Date or, if there is no following
                     Reset Date, the Maturity Date

           CP     =  the Closing Price on such Settlement Date

           US     =  the Underlying Shares on such Settlement Date.

          "DRAW-DOWN NUMBER" means, with respect to any Settlement Date, the Draw-Down Amount with respect to such Settlement Date divided by the Closing Price of the Common Stock on such Settlement Date.

          "DRAW-DOWN REFERENCE PRICE" means initially $18.00 per share of Common Stock and following the declaration of any Settlement Date pursuant to clause 2(e)(vii) the Closing Price on such Settlement Date for all times prior to the declaration of a subsequent Settlement Date pursuant to such clause.

          "DRAW-DOWN SETTLEMENT" means any settlement pursuant to Section 2(m).

          "EARLY TERMINATION FEE" means, with respect to any Settlement Date, the greater of (x) zero and (y) the difference of $75,000.00 minus the Early Termination Accrual Amount as of such Settlement Date.

          "EARLY TERMINATION ACCRUAL AMOUNT" means, for any day (the "Calculation Day"), the amount equal to

                                                    1
                              US X IP X SPREAD X  -----
                                                   360

          where

           US     =  the Underlying Shares on the day immediately preceding the
                     i th day after the Effective Date

           IP     =  the Initial Price for the Compounding Period that includes the calendar day immediately preceding the i th day after the Effective Date or, if such calendar day is the first day of such Compounding Period, the Initial Price for the immediately preceding Compounding Period

           Spread =  the Spread

           n      =  the number of calendar days in the period beginning on the
                     Effective Date and ending on the day immediately prior to the Calculation Day.

          "EFFECTIVE DATE" means February 22, 2000.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE TRADING DAY" means any day other than (i) a Saturday, a Sunday or a day on which the Relevant Exchange is not open for business, (ii) a day during which trading of any securities of the Company on any national securities exchange has been suspended or (iii) a day during which there has been, in the Calculation Agent's judgment, a material limitation in the trading of Common Stock.

          "FORWARD PRICE" means, for any day (the "Calculation Day"), the amount equal to
                                                   n
                    (IP X (1 + (LIBOR + SPREAD) x ---)) - DA
                                                  360

          where
           IP     =  the Initial Price for the Compounding Period that includes the Calculation Day or, if the Calculation Day is the first day of such Compounding Period, the Initial Price for the immediately preceding Compounding Period

           LIBOR = 3-Month LIBOR (determined as of the first day of such Compounding Period)

           Spread =  the Spread
           n      =  the number of calendar days in the period beginning on the first day of such Compounding Period and ending on the day immediately prior to the Calculation Day

           DA     =  the Dividend Amount on the Calculation Day.

          "HEDGE SHARES" has the meaning specified in Section 2(f).

          "INITIAL PRICE" means, for the first Compounding Period, the Starting Initial Price, and, for each following Compounding Period, the Forward Price calculated on the first day of such Compounding Period; provided, however, that if the Company makes any Draw-Down Settlement payment pursuant to Section 2(m) hereof with respect to a Settlement Date occurring in any Compounding Period, then for each calendar day from and including the Settlement Date (X) the Initial Price for such Compounding Period shall be reduced by the excess, if any, of (i) the Draw-Down Reference Price immediately prior to the Seller's declaration of such Settlement Date pursuant to clause 2(e)(vii) over (ii) the Closing Price on such Settlement Date and (Y) for purposes of determining (i) IP and n for such Compounding Period in the calculation of the Forward Price and
(ii) IP for such Compounding Period in the calculation of the Early Termination Accrual Amount on any such calendar day, such Compounding Period shall be deemed to have commenced on such Settlement Date.

          "MATURITY DATE" means October 2, 2000.

          "MINIMUM AMORTIZATION DATE" means each of the dates appearing under the heading "Minimum Amortization Date" on Schedule I hereto.

          "MINIMUM AMORTIZATION LEVEL" means, with respect to any Minimum Amortization Date, that number indicated by the entry appearing under the heading "Minimum Amortization Level" opposite such Minimum Amortization Date on Schedule I hereto.

          "NUMBER OF REMAINING UNWIND DAYS" means, on any Exchange Trading Day during an Unwind Period,


                                    (SS + CS) - NUS
                           MAX [ O, ---------------]
                                         DUN

where

           SS     =  the number of Settlement Shares for the related Settlement
                     Date

           CS     =  the number of shares of Common Stock previously delivered to the Seller in respect of such Settlement Date pursuant to Section 2(c)(ii)

           NUS    =  the Number of Unwound Shares on such Exchange Trading Day

           DUN    =  the Daily Unwind Number on such Exchange Trading Day.

          "NUMBER OF UNWOUND SHARES" means, on any Exchange Trading Day during an Unwind Period (the "CALCULATION DAY"),


                                         DUNi


          where

           n      =  the number of Exchange Trading Days in such Unwind Period up to and including the Calculation Date

           DUNi   =  the Daily Unwind Number on the i th Exchange Trading Day in
                     such Unwind Period.

          "PHYSICAL SETTLEMENT" means the Settlement Method described in Section 2(b).

          "PROSPECTUS" has the meaning specified in Section 2(g)(i).

          "REALIZED AMOUNT" means, on any Exchange Trading Day during an Unwind Period (the "CALCULATION DAY"),


                                 (DAPi x DUNi)
          where
           n      =  the number of Exchange Trading Days in such Unwind Period up to and including the Calculation Date

           DAPi   =  the Daily Average Price on the i th Exchange Trading Day in
                     such Unwind Period

           DUNi   =  the Daily Unwind Number on the i th Exchange Trading Day in
                     such Unwind Period.

          "REGISTRATION FAILURE AMOUNT" means, for any Registration Failure Date, the excess of the Settlement Amount for the relevant Settlement Date over the Realized Amount on the Exchange Trading Day immediately prior to the Registration Failure Date.

          "REGISTRATION FAILURE DATE" has the meaning specified in Section 2(h).

          "REGISTRATION STATEMENT" has the meaning specified in Section 2(g)(i).

          "RELEVANT EXCHANGE" means the principal national securities exchange or automated quotation system on which the Common Stock is listed or quoted.

          "REMAINING SHARES" means, with respect to any Registration Failure Date, a number of shares of Common Stock equal to (i) the number of Settlement Shares for the related Settlement Date plus (ii) the number of shares of Common Stock delivered to the Seller pursuant to Section 2(c)(ii) in respect of such Settlement Date minus (iii) the Number of Unwound Shares on the Exchange Trading Day immediately prior to the Registration Failure Date.

          "RESET DATE" means April 3, 2000 and July 3, 2000.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "Seller" means Bank of America, N.A.

          "SETTLEMENT AMOUNT" means, with respect to any Settlement Date, the product of (i) the Settlement Price times (ii) the number of Settlement Shares; provided that with respect to any Settlement Date immediately following which the number of Underlying Shares is equal to zero, the Settlement Amount shall be deemed to be equal to the sum of (x) the product of (i) the Settlement Price times (ii) the number of Underlying Shares as of such Exchange Trading Day and
(y) any Early Termination Fee.

          "SETTLEMENT DATE" has the meaning specified in Section 2(a).

          "SETTLEMENT METHOD" means Physical Settlement or Stock Settlement.

          "SETTLEMENT NOTICE" has the meaning specified in Section 2(a).

          "SETTLEMENT PRICE" means, with respect to any Settlement Date, (i) if such Settlement Date is a Reset Date or the Maturity Date, the Forward Price, or
(ii) if such Settlement Date is any other day, the Forward Price adjusted for any LIBOR breakage adjustments (determined by the Calculation Agent in accordance with normal industry standards) for the period from such Settlement Date to the next following Reset Date or, if there is no following Reset Date, the Maturity Date.

          "SETTLEMENT SHARES" has the meaning specified in Section 2(a).

          "SHORTFALL AMOUNT" has the meaning specified in Section 2(c).

          "SPREAD" means 0.90%.

          "STARTING INITIAL PRICE" means $29.7208.

          "STOCK SETTLEMENT" means the Settlement Method described in Section 2(c).

          "UNDERLYING SHARES" means, initially, a number of shares of Common Stock equal to 1,684,400, reduced as of each Settlement Date by the number of Settlement Shares with respect to such Settlement Date, except that no reduction shall be made for any settlement effected pursuant to Section 2(m) hereof.

          "UNWIND BLACKOUT PERIOD" has the meaning specified in Section 2(n).

          "UNWIND PERIOD" means, with respect to any Settlement Date for which Stock Settlement is elected as the Settlement Method, a period of consecutive Exchange Trading Days beginning on such Settlement Date and ending on a date determined as set forth in Section 2(c).

                                                                      SCHEDULE I

       MINIMUM AMORTIZATION DATE    MINIMUM AMORTIZATION LEVEL


       April 3, 2000 .............. 673,800
       July 3, 2000 ............... 505,300